Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE, dated as of December 7, 2020 (this “Third Supplemental Indenture”), is by and between NUCOR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, pursuant to the Indenture, dated as of August 19, 2014 (the “Original Indenture”), between the Company and the Trustee, the Company may from time to time issue Debt Securities (as defined in the Original Indenture) in one or more series, bearing such rates of interest, if any, maturing at such time or times and having such other provisions as shall be fixed as hereinafter provided;

WHEREAS, Sections 2.01, 2.02, 11.01(b), 11.01(f) and 11.01(g) of the Original Indenture provide that the Company and the Trustee may, without the consent of any Holders (as defined in the Original Indenture) of Debt Securities, enter into indentures supplemental to the Original Indenture for the purpose of establishing the form and terms of Debt Securities of any series, adding, changing or eliminating provisions of the Original Indenture (subject to certain limitations provided therein) and adding to the covenants of the Company for the benefit of such series;

WHEREAS, the Company entered into a First Supplemental Indenture on April 26, 2018 and a Second Supplemental Indenture on May 22, 2020, each amending or supplementing the Original Indenture (together, the “Indenture”);

WHEREAS, the Company deems it advisable and in its best interests to issue and sell $439,153,000 aggregate principal amount of its 2.979% Notes due 2055 (the “Notes”), which expression includes (i) any additional notes of the same series issued pursuant to Section 3 hereof and (ii) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Company’s Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Notes previously issued hereunder, in each case, forming a single series therewith of substantially the tenor and amount hereinafter set forth;

WHEREAS, the Company has duly authorized the execution and delivery of an indenture in the form of this Third Supplemental Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, the Notes, and all things necessary to make this Third Supplemental Indenture a legal, binding and enforceable agreement have been done and performed;

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any authenticating agent and issued upon the terms and subject to the conditions of the Indenture against payment therefor, the valid, binding and legal obligations of the Company have been done and performed;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the promises and of the acceptance and purchase of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the benefit of all the present and future Holders of the Notes, as follows:

Section 1. Definitions. Terms used in this Third Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture. As used in this Third Supplemental Indenture, the following terms shall have the meanings indicated below:

“Additional Interest” means all interest payable as a consequence of the occurrence and continuation of a “Registration Default” as defined in the Registration Rights Agreement. All references to any amount of interest or any other amount payable on or with respect to any of the Notes shall be deemed to include payment of any Additional Interest pursuant to the Registration Rights Agreement, if applicable.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date, plus 0.20% (20 basis points).

“Attributable Debt” means the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles but at a discount rate of not less than 10% per annum, compounded annually) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in New York City (or other city in which the corporate trust office of the Trustee is located) are authorized by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares; (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries); or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(1) immediately following that transaction, the direct or indirect holders of the Voting Stock of such holding company are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (2) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Company’s choice of BofA Securities, Inc., J.P. Morgan Securities LLC or Wells Fargo Securities, LLC, and its successors, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, another Reference Treasury Dealer, as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming for this purpose that the Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in the Company’s most recent consolidated balance sheet.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date the Notes were issued or (ii) was nominated for election, elected or appointed to the Board of Directors by or with the approval (given either before or after such member’s nomination, election or appointment) of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means notes having substantially identical terms as the Transfer Restricted Notes but without restrictions on transferability or the obligation to pay Additional Interest issued pursuant to an effective registration statement as described in the Registration Rights Agreement.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from such date but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) any indebtedness for money borrowed which may be payable from the proceeds under or pursuant to an agreement to provide borrowings with a maturity of more than 12 months from the date as of which the amount thereof is to be determined.

“Global Note” means a Note issued in global form and deposited with or on behalf of the Depositary, substantially in the form of the Note attached hereto as Exhibit A. Each Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note shall be a Global Note.

“Indebtedness” means, as to any corporation or other Person, all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or other Person or for which such corporation or other Person is otherwise responsible or liable.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Lien” means any mortgage, pledge, security interest, lien or other similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc.

“Par Call Date” means June 15, 2055 (six months prior to the maturity date of the Notes).

“Principal Property” means (i) any Manufacturing Plant located in the United States, or Manufacturing Equipment located in any such Manufacturing Plant (together with the land on which such plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a Note is authenticated by the Trustee or thereafter acquired or leased by the Company or any Restricted Subsidiary, and (ii) any Shares issued by, or any interest of the Company or any Subsidiary in, any Restricted Subsidiary, other than (1) any property or Shares or interests the book value of which is less than 1% of Consolidated Net Tangible Assets or (2) any property or Shares or interests which the Board of Directors of the Company determines is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries, as an entirety, or (3) any portion of any property which the Board of Directors of the Company determines not to be of material importance to the use or operation of such property. “Manufacturing Plant” does not include any plant owned or leased jointly or in common with one or more Persons other than the Company and its Restricted Subsidiaries in which the aggregate direct or indirect interest of the Company and its Restricted Subsidiaries does not exceed 50%. “Manufacturing Equipment” means manufacturing equipment in such Manufacturing Plants used directly in the production of the Company’s or any Restricted Subsidiary’s products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of the Company’s or any Restricted Subsidiary’s products.

“Rating Agencies” means (i) each of Moody’s and S&P and (ii) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control and (ii) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control.

“Reference Treasury Dealer” means each of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) or is no longer quoting prices for U.S. Treasury securities, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means the registration rights agreement, dated as of December 7, 2020, among the Company and the dealer managers party thereto, as such agreement may be amended from time to time.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the United States, other than a Subsidiary primarily engaged in investing in and/or financing the Company’s or any Subsidiary’s or affiliate’s operations outside the United States.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary, whether such Principal Property is now owned or hereafter acquired (except for leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and except for leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation of such property), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by or other ownership interests in any Restricted Subsidiary) owned by the Company or any Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, as to any corporation, all the issued and outstanding equity shares (except for directors’ qualifying shares) of such corporation.

“Subsidiary” means an entity more than 50% of the outstanding voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting interest” in an entity means any equity interest which ordinarily has voting power for the election of directors or their equivalent.

“Third Supplemental Indenture” means this Third Supplemental Indenture between the Company and the Trustee, as amended and supplemented from time to time.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 2. Title, Form, Denomination and Registration of the Notes. The Company hereby creates the Notes as a separate series of its Debt Securities issued pursuant to the Indenture. The Notes shall be designated as the “2.979% Notes due 2055.”

The Company will issue the Notes only in fully registered book-entry form, without interest coupons. The Notes initially will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form set forth in Exhibit A hereto. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, The Depository Trust Company (“DTC”), any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes will be in fully registered book-entry form represented by one or more Global Notes, without interest coupons, which will be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee. DTC shall be the Depositary with respect to the Notes.

In connection with any transfer or exchange of beneficial ownership interests in the Global Notes, the aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, pursuant to instructions from the Company in accordance with the Indenture, subject, in each case, to compliance with the rules and procedures of DTC, Euroclear Bank S.A./N.V. and Clearstream Banking, S.A., in each case to the extent applicable.

Global Notes may be exchanged for definitive Notes in registered, certificated form, without interest coupons, only in accordance with the provisions of the Indenture. All Notes in registered, certificated form shall bear and be subject to the applicable restrictive legend set forth on Appendix A and Exhibit A hereto unless the Company determines otherwise in accordance with applicable law.

With respect to the Notes only, Section 2.02(c) of the Indenture is hereby deleted.

Additional provisions relating to the Notes issued under this Third Supplemental Indenture are set forth in Appendix A, which is hereby incorporated in and made a part of this Third Supplemental Indenture.

Section 3. Issue, Execution and Authentication. The aggregate principal amount of the Notes to be issued by the Company and authenticated and delivered under this Third Supplemental Indenture is initially limited to $439,153,000 (subject to increases or decreases from time to time as contemplated in Section 2).

Notwithstanding the foregoing, after issuance of the Notes, the Company may reopen this series of Notes and issue additional notes from the same series of Notes by Board Resolution without the consent of or notification to any Holder, and any such additional notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the Notes (except the public offering price, date of issuance and, if applicable, the initial interest payment date). Any such additional notes will be consolidated with and constitute a single series of Debt Securities under the Indenture.

Section 4. Principal and Interest Payments; Maturity Date. (a) The Notes shall bear interest at the rate of 2.979%, computed based on a 360-day year consisting of twelve 30-day months, from, and including, the date of issuance. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2021, to the Holders of the Notes as of the close of business on the immediately preceding June 1 and December 1, respectively. The principal amount of the Notes, together with all accrued and unpaid interest, shall be due and payable in full without further notice or demand on December 15, 2055, unless earlier redeemed.

(b) Principal of and premium, if any, and interest on the Notes initially will be payable in accordance with the procedures of DTC and its participants in effect from time to time. The Notes will be exchangeable and transfers of the Notes will be registrable, subject to the limitations provided in the Indenture, at the principal corporate trust office of the Trustee.

(c) If any interest payment date, stated maturity date or earlier redemption date falls on a day other than a Business Day, then the required payment of principal of and premium, if any, and interest may be made on the next succeeding Business Day, as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption date, as the case may be. The Notes will not have the benefit of a sinking fund.

Section 5. Optional Redemption. (a) At any time prior to June 15, 2055 (six months prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the option of the Company, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments on such Notes being redeemed that would be due if the Notes to be redeemed matured on the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding the redemption date), plus, in each case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

(b) On or after June 15, 2055 (six months prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the option of the Company, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date.

(c) Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

(d) Notice of any redemption will be delivered at least 15 days but no more than 60 days before the redemption date to each Holder of the Notes to be redeemed. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. If the Company redeems less than all of the Notes, the Notes to be redeemed shall be selected in accordance with the procedures of DTC. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 6. Change of Control Offer to Purchase. (a) If a Change of Control Triggering Event occurs, Holders of the Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described above). The Company shall be required to deliver to Holders of the Notes a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be delivered within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is delivered.

(b) On the date specified for repurchase of the Notes, the Company shall, to the extent lawful:

(i) accept for purchase all properly tendered Notes or portions of Notes;

(ii) deposit with the paying agent the required payment for all properly tendered Notes or portions of Notes; and

(iii) deliver to the Trustee the repurchased Notes, accompanied by an Officer’s Certificate stating, among other things, the aggregate principal amount of repurchased Notes.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations applicable to the repurchase of the Notes pursuant to this Section 6. To the extent that the requirements of such securities laws and regulations conflict with the provisions requiring repurchase of the Notes, the Company shall comply with such requirements instead of the repurchase provisions and shall not be considered to have breached its obligations under the Indenture with respect to repurchasing the Notes. Additionally, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of the Notes), including events of default arising with respect to other issues of debt securities, the Company shall not be required to repurchase the Notes notwithstanding these repurchase provisions.

(d) The Company shall not be required to comply with the obligations relating to repurchasing the Notes if a third party instead satisfies them.

Section 7. Events of Default. With respect to the Notes only,

(a) Section 7.01(a) of the Original Indenture is hereby amended by replacing “ten (10) days” with “fifteen (15) days”;

(b) Section 7.01(b) of the Original Indenture is hereby amended and restated as follows: “default in the payment of the principal of or premium (if any) on any of the Debt Securities of such Series, as and when the same shall become due and payable (subject to subsection (c) below) either at maturity, upon redemption, by declaration or otherwise;”; and

(c) Section 7.01(c) of the Original Indenture is hereby amended and restated as follows: “default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the Debt Securities of such Series, as and when the same shall become due and payable;”.

Section 8. Covenants. With respect to the Notes only,

(a) Secured Indebtedness of the Company and Restricted Subsidiaries. So long as any of the Debt Securities remains outstanding, the Company will not, and the Company will not permit any Restricted Subsidiary to, create, assume, issue, guarantee or incur any Secured Indebtedness of the Company or any Restricted Subsidiary unless immediately thereafter the aggregate amount of all Secured Indebtedness (exclusive of certain types of permitted Secured Indebtedness described below), together with the discounted present value of all rentals (not otherwise excluded from the limitation contained in Section 8(b)) due in respect of Sale and Leaseback Transactions, would not exceed 10% of Consolidated Net Tangible Assets, where, for purposes of the calculation, the discounted present value of all rentals does not include rentals to which the covenant discussed in Section 8(b) does not apply; provided, however, the foregoing restriction shall not apply to Secured Indebtedness secured by the following (nor shall Secured Indebtedness secured by the following be included in computing Secured Indebtedness for the purpose of the foregoing restriction):

(i) Liens on property as to which such series of Debt Securities are equally and ratably secured with (or, at the option of the Company, prior to) such Secured Indebtedness;

(ii) Liens on property, including any Shares or Indebtedness, of any entity existing at the time such entity becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such entity becoming a Restricted Subsidiary;

(iii) Liens on property, including any Shares or Indebtedness, existing at the time of acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property created upon the acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure any Secured Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of the project of which such property is a part, which Secured Indebtedness is incurred for the purpose of, and the principal amount secured by any such Lien does not exceed the cost of, financing all or any part of the purchase price thereof or construction or improvements, alterations or repairs thereon;

(iv) Liens securing Secured Indebtedness of any Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

(v) Liens on property of an entity existing at the time such entity is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition;

(vi) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof (each, a “governmental authority”), or in favor of any trustee or mortgagee acting on behalf, or for the benefit, of any governmental authorities, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, without limitation, Liens in connection with pollution control, industrial revenue, private activity or similar financing), and any other Liens incurred or assumed in connection with pollution control, industrial revenue, private activity or similar bonds issued by a governmental authority on behalf of the Company or a Restricted Subsidiary;

(vii) Liens existing on the first date on which a Debt Security is authenticated by the Trustee hereunder;

(viii) Liens on any property which is not a Principal Property; and

(ix) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Secured Indebtedness referred to in the foregoing clauses (i) to (viii), inclusive, provided that the principal amount of the Secured Indebtedness being extended, renewed or replaced shall not be increased.

Notwithstanding the foregoing provisions, the Company and any one or more Restricted Subsidiaries may create, assume, issue, guarantee or incur Secured Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with (a) all other Secured Indebtedness of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Indebtedness secured by Liens permitted under clauses (i) through (ix) above) and (b) all Attributable Debt outstanding pursuant to, and not excluded from this calculation by, Section 8(b), does not at the time exceed 10% of Consolidated Net Tangible Assets.

(b) Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (A) the sum of (i) the Attributable Debt outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company and any Restricted Subsidiary after the first date on which a Debt Security is authenticated by the Trustee and (iii) the aggregate of all Secured Indebtedness outstanding (computed without regard to the Secured Indebtedness excluded from the operation of Section 8(a) pursuant to clauses (i) through (ix) thereof and further without regard to Secured Indebtedness of the Company or any Restricted Subsidiary if the Debt Securities are secured equally and ratably with (or prior to) such Secured Indebtedness) does not exceed 10% of Consolidated Net Tangible Assets or (B) an amount equal to the greater of (i) the amount of the net proceeds to the Company or the Restricted Subsidiary entering into such Sale and Leaseback Transaction or (ii) the fair market value of such property, as determined by the Board of Directors (in the case of clause (i) or (ii), after repayment of, or otherwise taking into account, as the case may be, the amount of any Secured Indebtedness secured by a Lien encumbering such property which Secured Indebtedness existed immediately prior to such Sale and Leaseback Transaction) is applied to retirement of Funded Debt within one year after the consummation of such Sale and Leaseback Transaction; provided, however, the covenant contained in this Section 8(b) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 8(a) or this Section 8(b), Attributable Debt with respect to any Sale and Leaseback Transaction if:

(i) such Sale and Leaseback Transaction is entered into in connection with pollution control, industrial revenue, private activity or similar financing;

(ii) the Company or a Restricted Subsidiary applies an amount equal to the net proceeds (after repayment of any Secured Indebtedness secured by a Lien encumbering such Principal Property which Secured Indebtedness existed immediately before such Sale and Leaseback Transaction) of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction to investment (whether for acquisition, improvement, repair, alteration or construction costs) in another Principal Property within one year prior or subsequent to such sale or transfer;

(iii) such Sale and Leaseback Transaction was entered into by an entity prior to the date on which such entity became a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such entity becoming a Restricted Subsidiary; or

(iv) such Sale and Leaseback Transaction was entered into by an entity prior to the time such entity was merged or consolidated with the Company or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition.

Section 9. Removal of Trustee. In addition to the terms set forth in Section 8.10 of the Original Indenture, the Trustee may be removed by the Company at any time by filing with the Trustee so removed an instrument or instruments in writing, appointing a successor; provided that no such removal may be made by the Company if an Event of Default has occurred and is continuing hereunder. Such removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor Trustee. Promptly upon delivery of such instrument or instruments, the Company shall give, or cause to be given, notice thereof to the Holders of the Notes.

Section 10. Miscellaneous. The provisions of this Third Supplemental Indenture are intended to amend or supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Third Supplemental Indenture.

Section 11. Governing Law. This Third Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Section 12. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes other than with respect to the Trustee’s authentication and execution. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 13. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; and all such counterparts shall together constitute but one and the same instrument.

Section 14. Facsimile Agreement. The Trustee agrees to accept and act upon instructions or directions pursuant to this Third Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing Persons designated to give such instructions or directions and containing specimen signatures of such designated Persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising, directly or indirectly, from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 15. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17. Consequential Damages. In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the day and year above written.

NUCOR CORPORATION

			By:	/s/ James D. Frias
				Name:	James D. Frias
Attest:				Title:	Chief Financial Officer, Treasurer and Executive Vice President
By:	/s/ A. Rae Eagle
	Name:	A. Rae Eagle
	Title:	Corporate Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

			By:	/s/ Allison Lancaster-Poole
				Name:	Allison Lancaster-Poole
				Title:	Vice President

Signature Page to Third Supplemental Indenture

Appendix A

PROVISIONS RELATING TO THE

NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Notes Legend” means a Rule 144A Global Notes Legend and a Regulation S Global Notes Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means any Global Notes that bear or are required to bear a Restricted Notes Legend.

“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“ERISA Legend”	2.2(c)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(c)
“Regulation S Global Note”	2.1(b)
“Regulation S Global Notes Legend”	2.2(c)
“Regulation S Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Global Notes Legend”	2.2(c)
“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating.

(a) The Notes issued on the date hereof shall be offered by the Company in exchange for existing debt securities of the Company only to (1) QIBs (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered S-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without the Regulation S Global Notes Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to in this Appendix A as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchange of Global Notes” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Sections 2.05 and Section 2.07 of the Original Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.04 of the Indenture and pursuant to an order signed by an authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(d) Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one authorized officer of the Company (i) Notes for original issue on the date hereof in an aggregate principal amount of $439,153,000 and (ii) Exchange Notes to be issued pursuant to an Exchange Offer under the Registration Rights Agreement and for a like principal amount of Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Notes or Exchange Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(b) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the registrar with respect to such Global Note a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the registrar with respect to such Global Note shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Global Note due 2055 in Exhibit A to the Third Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Rule 144A Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Global Note due 2055 in Exhibit A to the Third Supplemental Indenture to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend, the Regulation S Global Note Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Global Note due 2055 in Exhibit A to the Third Supplemental Indenture for exchange or registration of transfers and, in the case of a transfer to a transferee who takes delivery of such interest through a Rule 144A Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Global Note due 2055 in Exhibit A to the Third

Supplemental Indenture to the Trustee. Such written certifications or letter shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) [Reserved]

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the registrar with respect to such Transfer Restricted Note that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Global Note due 2055 in Exhibit A to the Third Supplemental Indenture) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clause (iv), the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(c) Legends.

(i) Except as permitted by Section 2.2(b), this Section 2.2(c) and Section 2.2(g) of this Appendix A, each Rule 144A Global Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Rule 144A Global Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NUCOR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION

PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER OR A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Regulation S Global Note shall bear the following legend (“Regulation S Global Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUISITION OF THIS SECURITY, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

(ii) After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(iii) Upon the consummation of an Exchange Offer with respect to the Notes, all requirements pertaining to Notes that Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Notes in such Exchange Offer.

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Global Notes and definitive Notes at the request of the applicable registrar.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer taxes, assessments or similar governmental charges payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchanges pursuant to Sections 2.05, 2.06, 2.07, 4.02 and 11.05 of the Original Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the paying agent or the registrar with respect to such Note may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the paying agent or the registrar with respect to such Note shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the registrar with respect to such Transfer Restricted Note so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the registrar, to the effect that no registration under the Securities Act is required in respect of such transfer or exchange or the re-sale of such interest by the beneficial owner thereof, shall be required to be delivered to the registrar and the Trustee.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(g) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an order in accordance with Section 2.04 of the Original Indenture, the Trustee shall authenticate one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

Exhibit A

FORM OF GLOBAL NOTE DUE 2055

[FACE OF THE NOTE]

[Rule 144A Global Notes Legend] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NUCOR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER OR A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Global Notes Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[ERISA Legend] BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Regulation S Global Notes Legend] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUISITION OF THIS SECURITY, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

Nucor Corporation

2.979% Notes due 2055

N-	CUSIP [ ]
$

Issue Date:

NUCOR CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of ________________ Dollars ($_______ ) on December 15, 2055. The 2.979% Notes due 2055 are herein referred to as the “Notes”.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2021.

Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

Date:	NUCOR CORPORATION,
as Issuer

By:
Name:
Title:

Trustee’s Certificate of Authentication

This 2.979% Note due 2055 is one of the Series of Debt Securities referred to in the within-mentioned Indenture.

Date:	U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

NUCOR CORPORATION

2.979% Notes due 2055

Principal and Interest. The Company will pay the outstanding principal of this Note on December 15, 2055.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date indicated on the face of this Note (each, an “Interest Payment Date”), as set forth below, at the rate per annum shown above.

Interest will be payable semi-annually in arrears on each Interest Payment Date, commencing June 15, 2021.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 7, 2020; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a regular Record Date as indicated on the face of this Note (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Company shall pay interest on overdue principal and premium and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

Method of Payment. The Company will pay interest (except as provided pursuant to Article Seven of the Indenture (as defined below) with respect to defaulted interest and interest) on the principal amount of the Notes as provided above on each June 15 and December 15 to the Persons who are Holders (as reflected in the Debt Security register at the close of business on the June 1 and December 1 next preceding the applicable Interest Payment Date), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. On and after the redemption or repurchase of any of the Notes by the Company, interest, if any, shall cease to accrue on the Notes, or portion thereof, subject to redemption or repurchase. With respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to the paying agent with respect to the Notes (a “Paying Agent”) on or after December 15, 2055.

Principal of and premium, if any, and interest on the Notes initially will be payable in accordance with the procedures of DTC and its participants in effect from time to time. The Notes will be exchangeable and transfers of the Notes will be registrable, subject to the limitations provided in the Indenture, at the principal corporate trust office of the Trustee (as defined below).

If any Interest Payment Date, stated maturity date or earlier redemption date falls on a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, then the required payment of principal of and premium, if any, and interest may be made on the next succeeding day not a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, stated maturity date or earlier redemption date, as the case may be.

All payments made in respect of the Notes are to be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Paying Agent and Registrar. Initially, the Trustee will act as authenticating agent, Paying Agent and registrar (the “Registrar”) with respect to the Notes. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

Indenture; Limitations. The Company issued the Notes under an Indenture, dated as of August 19, 2014 (the “Original Indenture”), as amended or supplemented by a First Supplemental Indenture, dated as of April 26, 2018 (the “First Supplemental Indenture”), and a Second Supplemental Indenture, dated as of May 22, 2020 (the “Second Supplemental Indenture”), and as further amended or supplemented by a Third Supplemental Indenture, dated as of December 7, 2020 (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. Reference is made to the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for a full, complete and detailed statement of the purposes for which the Notes are issued, the terms on which the Notes are issued and the terms, provisions and conditions governing payment of the Notes and the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Trustee, the Paying Agent, the Registrar, the authenticating agent, Holders and the Company. The Holder of this Note, by acceptance of this Note, is deemed to have agreed and consented to the terms and provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.

The Notes are general unsecured obligations of the Company. This Note is not secured by any collateral, including assets of the Company or any of its Subsidiaries. The Third Supplemental Indenture establishes the original aggregate principal amount of the Notes at $439,153,000, all of which were issued by the Company on the Issue Date indicated on the face of this Note, and this Note shall represent the aggregate principal amount of such outstanding Notes from time to time endorsed thereon pursuant to the Indenture. The aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in the Third Supplemental Indenture.

Additional Interest. The Company shall pay all Additional Interest, if any, in the same manner and on the same dates as interest at the rate stated herein and in the amounts set forth in the Registration Rights Agreement.

For purposes of the foregoing discussion of additional interest, the following definitions are applicable:

“Additional Interest” means all interest payable as a consequence of the occurrence and continuation of a “Registration Default” as defined in the Registration Rights Agreement. All references to any amount of interest or any other amount payable on or with respect to any of the Notes shall be deemed to include payment of any Additional Interest pursuant to the Registration Rights Agreement, if applicable.

“Registration Rights Agreement” means the registration rights agreement, dated as of December 7, 2020, among the Company and the dealer managers party thereto, as such agreement may be amended from time to time.

Optional Redemption. The Notes are subject to redemption upon prior notice, in whole or in part, at any time or from time to time, at the option of the Company, as set forth in the Third Supplemental Indenture.

Change of Control Offer to Purchase. Upon a Change of Control Triggering Event, the Company shall be required to make an offer to purchase the Notes on the terms set forth in the Third Supplemental Indenture.

Denominations; Transfer; Exchange. The Notes are in registered form, without interest coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. The transfer or exchange of Notes may be registered and the Notes may be exchanged in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees and/or other governmental charges required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of fifteen (15) days before the day of the mailing of a notice of redemption of Notes selected for redemption.

As provided in the Indenture and subject to certain limitations therein set forth, the Notes will be issued only in registered form and initially will be represented by one or more Global Notes registered in the name of a nominee of DTC. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the records maintained by DTC participants. Except for the limited circumstances described in the Indenture, owners of beneficial interests in the Notes will not be entitled to receive definitive Notes in registered, certificated form and will not be considered the Holders thereof.

The Company will provide for registration of transfers of the Notes through the Registrar, subject to the operations and procedures of DTC and its participants in effect from time to time, upon receipt of the information regarding the form of transfer and the status of the transferee to be provided on the Assignment Form attached hereto, along with such other opinions of counsel, certifications and/or other information satisfactory to the Company and the Trustee in connection with certain transfers.

Persons Deemed Owners. A Holder shall be treated as the owner of a Note for all purposes.

Unclaimed Money. If money for the payment of principal and premium, if any, or interest remains unclaimed for one year, the Trustee or the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Defeasance and Discharge Prior to Redemption or Maturity. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and, subject to Article Seven of the Indenture, any existing default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no supplemental indenture shall, without the consent of the Holders of all Debt Securities of such Series then outstanding, (i) change the fixed maturity (which term shall not include payments due pursuant to any sinking, purchase or analogous fund) of those Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption on or after the redemption date, without the consent of the Holder of each Debt Security so affected), or (ii) reduce the aforesaid percentage of Debt Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, clarify or cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect.

Restrictive Covenants. The Indenture contains certain restrictive covenants with respect to the Notes.

Successor Persons. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, as permitted by the Indenture, the predecessor Person will be released from those obligations.

Defaults and Remedies. The Indenture contains Events of Default with respect to the Notes. If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

Trustee Dealings with Company. Except as prohibited by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its affiliates and may otherwise deal with the Company or its affiliates as if it were not the Trustee.

No Recourse Against Others. No recourse for the payment of the principal of, premium (if any) or interest (if any) on the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. The waiver and release are a condition of, and part of the consideration for, the issuance of the Notes.

Authentication. This Note shall not be entitled to any right or benefit under the Indenture, or be valid, or become obligatory for any purpose, until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

Governing Law. The Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Corporate Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or Tax I.D. No.)

and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________	Your Signature: _____________________
(sign exactly as your name appears on the other side of the Note)

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	to the Company or a subsidiary thereof; or

(2)	to the applicable registrar for registration in the name of the Holder, without transfer; or

(3)	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)

to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)

pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	pursuant to Rule 144 under the Securities Act; or

(7)	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes above is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) or (7) above is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF BOX (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(b)(ii) OF APPENDIX A TO THE INDENTURE1

The undersigned represents and warrants that either:

the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[1]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Company pursuant to a Change of Control Triggering Event, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000,
provided that the unpurchased portion must be in a minimum principal amount of $2,000)
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGE OF GLOBAL NOTES*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of a part of another Global Note or definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.